Exhibit 23.3

CONSENT OF SPEARS & ASSOCIATES, INC.

Spears & Associates Inc. hereby consents to the reference to our firm, to our reports, and all information derived from our reports by Platinum Energy Solutions, Inc. in connection with its Registration Statement on Form S-1/Amendment No. 2 and related prospectus dated December 12, 2011.

/s/ Richard B. Spears
Dated: December 8, 2011	SPEARS & ASSOCIATES, INC.